   SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: April 2007
(Date of earliest event reported)

PSI CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-20317	88-0270266
(Commission File No.)	(I.R.S. Employer
Identification No.)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of principal executive offices; zip code)

(719) 359-5533
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 13, 2007, the Registrant borrowed $350,000 pursuant to a certain Bridge Loan Agreement (the “Agreement”). The lenders were Jack or Myrna Robbins, Mavriq Technologies, Gary Miller, Belza Development Corp., Judith Wisotsky, Lazarus Investment Partners, RKE Associates, James Peck, Amstar Group and WM Michael Stemler. In addition to the above reference investors, David Foni, the Registrant’s Chairman and Chief Executive Officer loaned to the Registrant $25,000. The Bridge Loan bears interest at 12% per annum, payable semi-annually. The Registrant has also agreed issue 10,000 common stock purchase warrants per each $1,000 invested to the above investors, for a total of 3,500,000 common stock purchase warrants issued. The warrants are exercisable over a five year period at an exercise price of one cent ($.01).

The above discussion describes certain of the material terms of the Agreement, is not a complete description of the transaction and is qualified in its entirety by reference to the Agreement, the form of which is included as an exhibit to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement

The contents of Items 1.01 and 8.01 are hereby incorporated by reference.

Item 8.01.	Other Events.

On April 13, 2007, the Registrant borrowed $350,000 pursuant to a certain Bridge Loan Agreement with various lenders. One such lender was Mr. David Foni, the Registrant’s Chief Executive Officer.

The Registrant announced that it has been awarded a $98,000 contract from the University of Maryland for provision of eight customized informational kiosks with printing capabilities.

Item 9.01.	Financial Statements and Exhibits

d)  Exhibit 99.1: Form of Bridge Loan Agreement
      Exhibit 99.2: Press release dated April 16, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated: April 16, 2007	By: /s/ David Foni
Name: David Foni
Title: Chief Executive Officer